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Exhibit 99.2

                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Stephen J. Lifshatz, the Senior Vice President, Finance, Chief Financial Officer and Treasurer of Lionbridge Technologies, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 and filed on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:  November 14, 2002

/s/ Stephen J. Lifshatz
-------------------------------------
Stephen J. Lifshatz
Senior Vice President, Finance, Chief Financial Officer and Treasurer Lionbridge Technologies, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not to be deemed as part of the Report, nor is it to be deemed to be filed pursuant to the Securities Exchange Act of 1934 or to form a part of the Company's public disclosure in the United States or otherwise.

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